1 January 13, 2025 Via Email [ ] Mr. Jamie Hodari Dear Jamie: Congratulations on your new opportunity with CBRE! We hope you will find your new position with CBRE to be a challenging and rewarding experience. Your employer will be CBRE, Inc. (referred to herein together with its parent and affiliated and subsidiary entities of its parent, as “CBRE” or the “Company”). This letter serves to confirm the full and complete terms of our employment offer, and your agreement to such terms, and supersedes any prior discussions or agreements. Position, Duties and Reporting: CEO, Building Operations & Experience and Chief Commercial Officer As part of your position as CEO, Building Operations & Experience, you will still be serving as CEO, Industrious. Reporting to Bob Sulentic, Global CEO (or such other executive as designated from time to time by our Global CEO). You will have such duties and responsibilities as designated from time to time by our Global CEO (or such designee) consistent with such position(s). Estimated Start Date: Your employment with CBRE will commence effective as of the Closing (as defined in the Transaction Agreement (as defined below)). Your actual first day of employment at CBRE, Inc. will be your “Start Date.” Your Start Date is pending based on the successful completion of your background screening. Location: The Company’s New York, NY office, subject to business travel (reasonable and necessary expenses for which will be reimbursed consistent with CBRE policy). Compensation Committee Approval: All compensation listed below (including Salary, Executive Bonus Plan, and Equity) are subject to the final approval of the Compensation Committee of CBRE’s Board of Directors. You will have no legally binding right to any such compensation unless and until such final approval is granted. Salary: $725,000 annually, paid in accordance with CBRE’s regular payroll schedule in effect from time to time, which is currently bi-weekly. Your base salary will be reviewed for increase consistent with the review schedule for the Company’s other senior executive officers. Executive Bonus Plan: Commencing in calendar year 2025, you will be eligible for a discretionary bonus award under the terms of CBRE’s Executive Bonus Plan (“EBP”), a copy of which will be provided to you. For purposes of the EBP, your target annual bonus is $1,100,000. Actual awards under the EBP may range from 0% to 200% of target, depending on CBRE and individual performance and, in all cases, are paid at the sole discretion of CBRE. As stated in the EBP, an express condition of earning or vesting in your annual bonus is your continued employment through the date bonuses are paid. Should your employment terminate for any reason prior to the date on which bonuses are paid, no bonus will have been earned or vested and none will be payable, Exhibit 10.29

2 except as may be provided in the EBP. The bonus payment date is in the year following the year to which the bonus relates, and is normally in March of such year (and no later than March 15 of such year). Equity: You will be eligible to be considered for CBRE’s broad-based equity incentive program in the same manner and under the same conditions set by CBRE in which other similarly situated executives are eligible to participate. The specific form of the grant (e.g., restricted stock units, etc.), the split between time-based and performance-based units, the number of units and vesting periods/conditions are determined at the sole discretion of CBRE at the time of the grant and are subject to the terms of the Company’s Equity Incentive Plan as in effect from time to time. Beginning with your 2025 annual equity grant, management will recommend to the Compensation Committee that you be granted an equity award with an approximate grant date value of $4,675,000, which will be granted partially in time-based restricted stock units vesting in substantially equal installments over four years and partially in performance-based restricted stock units vesting at the end of a three-year performance period in amount ranging from 0 - 187.5% of target, based on actual performance, and at the sole discretion of the Company. All grants (including all terms and conditions thereof) are subject to the final approval of the Compensation Committee of CBRE’s Board of Directors each year prior to making the grant and are normally made in March of each year, but the Company reserves the right to change this date as it deems appropriate. You will have no legally binding right to any such grant unless and until such final approval is granted and you execute such customary agreements in connection with such grant. Severance: Pursuant to the Designation Letter sent to you concurrently with this offer letter, you will be a Participant in the CBRE Group, Inc., Amended and Restated Change in Control and Severance Plan for Senior Management (the “Enhanced Severance Plan”) and eligible for the severance benefits as described thereunder, and accordingly, you will not be eligible for severance under CBRE’s Severance Policy for HCEs. Business Expenses: You will be reimbursed for reasonable and necessary business expenses incurred in connection with the performance of your duties hereunder in accordance with CBRE’s practices applicable to similarly situated executives, against appropriate vouchers or other receipts. Restrictive Covenants and Confidentiality: As a condition of your acceptance of this offer letter, you agree to execute and abide by all the terms of the Restrictive Covenants Agreement (which will be separately provided but is consistent with the Restrictive Covenant Agreements executed by other senior officers of CBRE) and CBRE’s written policies and written procedures set forth in its employee handbook or otherwise, including without limitation, CBRE’s Confidentiality Policy. The protection of confidential information and trade secrets is essential for CBRE, its companies and employees’ future security. To protect such information, you may not disclose any trade secrets or confidential information (defined further in CBRE’s policies, and including, without limitation, performance track records), except as required by law or legal process. The Company’s Confidentiality Policy is ongoing even after employment with the Company terminates. Under the federal Defend Trade Secrets Act of 2016, you shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (a) in confidence to a federal, state, or local government official either directly or indirectly, or to an attorney and solely for the purpose of reporting or investigating a suspected violation of law; (b) to your attorney in relation to a lawsuit for retaliation against you for reporting a suspected

3 violation of law; or (c) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Nothing in this offer letter or any other arrangement or agreement with CBRE prohibits you from reporting possible violations of any law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal or state law or regulation (including Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002). You do not need the prior authorization of CBRE to make any such reports or disclosures and you are not required to notify CBRE that you have made such reports or disclosures. Benefits for Full-Time Employees: Eligibility in the corporate welfare benefits package, which includes medical, dental, vision, disability, health care and dependent care reimbursement accounts, life and AD&D insurance, commences on the first day of the month coinciding with or following your date of hire (those who begin employment on the first day of the month, become eligible that same day). You must make your plan elections within 31 calendar days from date of hire. Otherwise, you will only be covered under the company-paid benefit plans for which you are eligible and you will not have another opportunity to enroll in the plans until the annual open enrollment in November, which becomes effective the following January 1. Eligibility for the CBRE 401(k) Plan is effective beginning on your date of hire. However, your active participation in the plan generally begins with the first pay period after you have been enrolled in the CBRE 401(k) Plan. You will be enrolled automatically in the Plan at a contribution rate of 3% of your eligible pre- tax earnings approximately 45 days after your date of hire unless you contact Fidelity Investment, the record keeper for the CBRE 401(k) Plan, to enroll prior to your auto enrollment date or to opt out. It may take up to seven business days from your date of hire to transmit your data and establish your eligibility record in Fidelity’s system. HCE Benefits: As outlined by Company policy, salaried exempt employees earning a base salary of $100,000 or more are considered to be participants of our “Highly Compensated Employee” (HCE) program. Our HCE benefits as well as our corporate benefits generally are subject to modification, amendment, addition or elimination at any time and from time to time as CBRE determines in its sole discretion. Contingencies: This offer and your continued employment are contingent upon satisfactory results of pre-employment and post-employment screenings at the Company’s expense including, but not limited to, a criminal background check for CBRE as well as any criminal background check required by CBRE’s clients. You will receive an email from HireRight with instructions to initiate your background check, which includes a link to an electronic consent form. You are advised not to resign or leave your current employer or turn down other employment opportunities until you are notified that you have satisfactorily passed all pre-employment screening requirements. New Employee Documents: During your first 72 hours of employment you will be completing a variety of company documents, including the completion of your electronic I-9 form. Prior to your first day of employment, you will receive an email containing information on how to access our New Hire website and how to complete your electronic I-9 form using e-Verify. Please take time to read the information thoroughly and bring all paperwork required on your first day of employment. You must bring the original documents used with you on your first day in

4 order for CBRE to complete its portion of the I-9 process. A link to instructions and the list of acceptable documents will be included on the first page of the electronic I-9 Form and can also be found on the US Citizenship and Immigration Services website. Names, social security numbers, and birth dates of dependents or beneficiaries for insurance purposes will be needed when you enroll in company benefits. Please gather the necessary documents before your first day of employment. Tax Withholding; Section 409A of the Code: All payments and taxable benefits hereunder will be made subject to applicable withholdings for taxes and deductions required under applicable law. Upon your start date with CBRE, your tax withholdings will be defaulted to “Single, with no Allowances.” If you would like to change your withholdings from “Single, with no Allowances” or add additional amount of taxes withheld from each paycheck, you will be able to change your tax withholding online, from work or home via Employee Self Service. Please note: you may be asked to log-in using your CBRE network credentials before being routed to the W-4 Tax Information Page. It is the intention of the parties that all payments and benefits described herein be made and provided in a manner that is either exempt from or compliant with Section 409A of the U.S. Internal Revenue Code of 1986, as amended, and the rules, regulations and notices thereunder (“Code Section 409A”). You acknowledge that CBRE has made no representations and makes no guarantee as to the treatment of the compensation and benefits provided hereunder and you have been advised to obtain your own tax advice, and further, that CBRE and its officers, employees, agents, equity holders, successors, affiliates, and representatives shall have no liability for any of the payments or benefits described herein or otherwise failing to be exempt from or to comply with Code Section 409A. Each amount or benefit payable to you shall be deemed a separate payment for purposes of Code Section 409A. For all purposes under Code Section 409A, any iteration of the word “termination” (e.g., “terminated”) with respect to your employment shall mean a separation from service within the meaning of Code Section 409A. Notwithstanding anything herein to the contrary, in the event the stock of CBRE is publicly traded on an established securities market or otherwise and you are a “specified employee” (as determined under CBRE’s administrative procedure for such determinations, in accordance with Code Section 409A) at the time of your termination of employment, any payments referenced hereunder that are deemed to be deferred compensation subject to Code Section 409A and payable in connection with a separation from service shall not be paid or begin payment until the earlier of (A) your death or (B) the first day following the six-month anniversary of such separation from service. If the payment of any amounts is delayed as a result of the previous sentence, on the first day following the end of the six-month period (or such death if earlier), CBRE shall pay you a lump- sum amount equal to the cumulative amounts that would have otherwise been previously paid to you during such delay period, without interest thereon. To the extent permitted under Code Section 409A, any separate payment or benefit hereunder or otherwise shall not be “deferred compensation” subject to Code Section 409A and the six-month delay provided herein, to the extent provided in the exceptions in Treasury Regulation Section 1.409A-1(b)(4) and (b)(9) and any other applicable exception or provisions under Code Section 409A. To the extent that the reimbursement of any expenses or the provision of any in-kind benefits is subject to Code Section 409A, the amount of such expenses eligible for reimbursement or in-kind benefits to be provided hereunder during any one calendar year shall not affect the amount of such expenses eligible for reimbursement or in-kind benefits to be provided hereunder in any other calendar year; all such expenses eligible for reimbursement hereunder shall be paid to you no later than December 31st of the calendar year immediately following the calendar year in which such expenses were incurred; and your right to receive any such reimbursements or in-kind benefits shall not be subject to liquidation or exchange for any other benefit. Work Product: You agree that CBRE exclusively owns all work product that is made by you (solely or jointly with others) during your employment with CBRE to the extent such work product is within the scope of your employment

5 with CBRE or for which CBRE’s confidential information or trade secrets were used, and you hereby irrevocably and unconditionally assign to CBRE all right, title, and interest worldwide in and to such work product. You further agree that all such works are, to the maximum extent possible, considered works made for hire. You understand and agree that you have no right to publish on, submit for publishing, or use for any publication any work product protected by this paragraph, except as necessary to perform services for CBRE. Notwithstanding the foregoing or anything contained in this letter agreement to the contrary, this paragraph does not apply to, and the following shall not be considered “work product” that is owned by CBRE or in which CBRE has any right, title or interest: any publication, writing or other production involving your experiences as a business owner, entrepreneur or executive prior to your Start Date. For the further avoidance of doubt, the protections in the PIIA between Industrious and Jamie Hodari dated June 30, 2016 are not superseded by this letter agreement. Mutual Arbitration: In the event of any dispute, claim, or controversy that could otherwise be raised in court (“Claims”) between you and the Company (including, solely in their capacity as such and not in their individual capacity wholly unrelated to the Company, all of the Company’s current or former officers; directors; members; employees; vendors; clients; agents; parent, subsidiary, affiliated entities; benefit plans; benefit plans’ sponsors; fiduciaries; administrators; and all successors and assigns of any of them), we jointly agree to submit all such Claims to binding arbitration and waive any right to a jury trial in court (except you and CBRE may seek injunctive or other equitable relief in a court of competent jurisdiction in connection with the enforcement by you or CBRE (as applicable) of restrictive covenants to which CBRE or you (as applicable) are subject). The Claims subject to arbitration include all claims arising from or related to your employment or the termination of your employment including, but not limited to, claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied); tort claims; claims for misappropriation of trade secrets or unfair competition; claims for wrongful termination or unjustified dismissal; claims for discrimination, harassment or retaliation (including, but not limited to, race, sex, religion, national origin, age, marital status, or medical condition or disability, such as for example, under state and federal anti- discrimination statutes); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and claims for violation of any federal, state, or governmental law, statute, regulation, or ordinance. Claims not covered by this arbitration provision are: claims for workers' compensation or unemployment benefits (except in Puerto Rico, this exclusion does not include claims for violation of employment reserve or claims for non- reinstatement, which are covered by this Agreement); petitions or charges filed with the National Labor Relations Board, Equal Employment Opportunity Commission, or a similar government agency; and claims which are not subject to arbitration or pre-dispute arbitration agreements pursuant to federal law. Moreover, any party may seek provisional relief from a court upon the ground that the award to which the party may be entitled may be rendered ineffectual without provisional relief. All Claims subject to arbitration must be brought in the party’s individual capacity, and not as a plaintiff or class member in any class, collective, or representative action. Any disputes concerning the validity of this multi-plaintiff, class, collective and representative action waiver will be decided by a court of competent jurisdiction, not by the arbitrator. In the event a court determines this waiver is unenforceable with respect to any Claim, then this waiver shall not apply to that Claim, and that Claim may only proceed in court. The arbitration (i) shall be conducted pursuant to the JAMS Employment Arbitration Rules & Procedures to the extent they do not conflict with this provision, which are incorporated by reference and may be accessed at https://www.jamsadr.com or by calling JAMS at (800) 352-5267; (ii) shall be heard before a retired State or Federal judge in the county containing the CBRE office in which you were last employed, unless the parties agree otherwise in writing; and (iii) must be initiated within the time period required under the

6 applicable statute of limitations. Each party shall have the right to conduct discovery adequate to fully and fairly present the claims and defenses consistent with the streamlined nature of arbitration. The arbitrator shall apply the substantive law of the State of New York (without regard to any conflict of law provision that would result in the application of the law of any state other than the State of New York) relating to all claims and defenses to be arbitrated the same as if the matter had been heard in court, including the award of any remedy or relief on an individual basis. The arbitrator’s award shall be in writing, with factual findings, reasons given, and evidence cited to support the award. The arbitrator’s decision or award shall be final and binding and may be filed in any court of competent jurisdiction so that judgment may be entered upon it or it may be corrected, modified, or vacated on any ground permitted by applicable law. The Company shall pay for all fees and costs of the Arbitrator, including any fees and costs that would not be incurred in a court proceeding. Each party shall pay for its own costs and attorneys’ fees and disbursements, if any, except as otherwise required by law. The Federal Arbitration Act (9 U.S.C. Sections 1, et seq.) shall govern this arbitration provision and State arbitration statutes shall apply only to the extent they are not preempted. If any part of this arbitration provision is held to be invalid, void, or unenforceable, it shall be interpreted in a manner or modified to make it enforceable. If that is not possible, it shall be severed and the remaining terms shall remain in full force and effect. Notwithstanding the foregoing or anything contained in this letter agreement to the contrary, (x) any claim, dispute or proceeding substantially all of which either arises under, relates to, or is otherwise in connection with, that certain Agreement and Plan of Merger, dated January 13, 2025 among Company, Parent, Merger Sub and the Equityholders’ Representative (each as defined therein) (the “Transaction Agreement”) or any of the Transaction Documents (as defined in the Transaction Agreement but excluding this offer letter) shall be subject to the dispute resolution procedures in the Transaction Agreement or such Transaction Document (as the case may be), and (y) if a claim, dispute or proceeding is brought under the Transaction Agreement (including, for the avoidance of doubt, whether your employment has been terminated without Cause or for Good Reason (as the terms Cause and Good Reason are defined in the Transaction Agreement)), then any claim, dispute or proceeding otherwise subject to this arbitration provision or any dispute resolution provision in any other plan, program, agreement, policy, practice or arrangement to which you are subject, and in each case under this clause (y), that covers issues that are substantially all related to those issues brought under the Transaction Agreement instead shall be subject to the dispute resolution procedures in the Transaction Agreement (not the arbitration provisions in this letter agreement or the dispute resolution procedures in such other plan, program, agreement, policy, practice or arrangement). Clawback Policies: This Agreement and the compensation payable hereunder shall be subject to any applicable clawback or recoupment policies, including the Amended and Restated Policy Regarding Recoupment of Certain Executive Compensation, share trading policies, and other policies that may be implemented by CBRE’s Board of Directors or committee thereof from time to time with respect to officers of the Company. At Will Employer: CBRE is an "at will" employer which means that either you or CBRE may terminate your employment at any time with or without notice or cause. CBRE may change the terms and conditions of your employment (including, without limitation, your role, responsibilities, title(s), and reporting structure) at any time and from time to time (provided that such change may give rise to “Good Reason” or terms of similar meaning under any applicable agreement, plan, program or policy covering you, as such terms are defined under the applicable agreements). Each of CBRE’s subsidiaries and affiliates is a third-party beneficiary of the

7 provisions of this letter, and any exhibit containing provisions for the Company’s benefit. Entire Agreement: This offer (together with the Restrictive Covenant Agreement) constitutes the entire understanding and agreement between the parties hereto with respect to your employment with CBRE, and, effective on the date of execution of this agreement, supersedes all prior agreements, understandings, memoranda and term sheets regarding your employment with CBRE, including, without limitation, conversations and negotiations. There are no agreements, understandings, restrictions, representations or warranties between the parties regarding your employment with CBRE other than those set forth herein or referenced herein. Notwithstanding the foregoing or anything contained in this letter agreement to the contrary, this letter agreement does not supersede, and is not superseded by, the Transaction Agreement or any Transaction Document (excluding this letter agreement). In the event of a conflict between the Transaction Agreement and this employment agreement with respect to your employment with CBRE, this employment agreement will control. Representation: You represent that your employment by CBRE and the performance of services contemplated hereunder do not conflict with, or breach, and will not conflict or breach, any confidentiality, non-competition or other agreement, express or implied, to which you are a party or to which you may be subject. You agree that you will not use, or otherwise violate any agreement regarding the use of, confidential information or trade secrets with respect to any prior employer. On behalf of all of us at CBRE, we are excited that you will join us, and we hope that you find your association with our Company to be challenging and fulfilling in every respect. If you have any questions, please do not hesitate to contact me. Sincerely, /s/ Bob Sulentic Bob Sulentic Global Chief Executive Officer

8 AGREED AND ACCEPTED: By signing this agreement, I hereby accept and agree to each and all of its terms. I certify that I have read and considered this entire offer letter and the Restrictive Covenant Agreement, together with my legal and personal advisors, and have asked (and had the opportunity to ask) questions about anything herein that I do not understand. Signature: /s/ Jamie Hodari Date: January 13, 2025 Jamie Hodari